UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 12, 2023

Harpoon Therapeutics, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38800	47-3458693
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

611 Gateway Boulevard, Suite 400 South San Francisco, California	94080
(Address of Principal Executive Offices)	(Zip Code)

(650) 443-7400

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	HARP	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.02 Termination of Material Definitive Agreement.

On September 12, 2023, Harpoon Therapeutics, Inc. (the “Company”) received a Notice of Termination (the “Notice”) from AbbVie Biotechnology Ltd (“AbbVie”) terminating the Development and Option Agreement, dated November 20, 2019, by and between the Company and AbbVie (the “Agreement”). AbbVie stated in the Notice that it will not exercise the exclusive license option under the Agreement, which granted AbbVie an option to a worldwide, exclusive license to the Company’s HPN217 program, which targets B cell maturation antigen. In accordance with the Agreement and the Notice and by mutual agreement of the Company and AbbVie, the termination of the Agreement will be effective on October 13, 2023. The aforementioned HPN217 program has been and will remain exclusively owned by the Company, and the Company plans to complete the ongoing Phase 1 clinical trial with data to support the next phase of development.

Item 7.01 Regulation FD Disclosure.

The Company previously announced abstract acceptance and a poster presentation of preliminary data up to and including 12 mg cohorts from the dose escalation portion of the Phase 1 study of HPN217 in patients with relapsed/refractory multiple myeloma. The presentation will take place on September 28, 2023 at the 20th International Myeloma Society (IMS) Annual Meeting being held in Athens, Greece.

The Company continues to be committed to advancing its T cell engager pipeline, including HPN328, DLL3 targeting TriTAC® and HPN601, an EpCAM targeting ProTriTAC™, and plans to present the interim Phase 1/2 clinical data from HPN328 at European Society for Medical Oncology (ESMO) being held from October 20 to October 24, 2023.

The information in this Item 7.01 of this Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01 Other Events.

As previously reported, on March 30, 2023, the Company received a notification letter (the “Stockholders’ Equity Notice”) from the Listing Qualifications Staff of the Nasdaq Stock Market LLC (“Nasdaq”), indicating that the Company’s stockholders’ equity of $5.4 million as reported in its Annual Report on Form 10-K for the year ended December 31, 2022 does not satisfy the continued listing requirement set forth in Nasdaq Listing Rule 5450(b)(1)(A) to maintain a minimum of $10.0 million in stockholders’ equity.

On June 7, 2023, Nasdaq granted the Company an extension to September 26, 2023 to provide evidence of compliance. In connection with this extension, the Company filed an application to transfer the listing of its common stock from the Nasdaq Global Market to the Nasdaq Capital Market concurrently with the filing of the Company’s quarterly report on Form 10-Q for the quarter ended June 30, 2023.

On September 12, 2023, Nasdaq approved the Company’s application to transfer the listing of its common stock from the Nasdaq Global Market to the Nasdaq Capital Market. In connection with its transfer to the Nasdaq Capital Market, the Company is required to provide evidence of compliance with the minimum $2.5 million stockholders’ equity requirement under Listing Rule 5550(b) as of September 26, 2023, or the Company may be subject to immediate delisting. If the Company is not able to regain compliance by September 26, 2023, it will then consider actions appropriate to the circumstances, which may include applicable appeals to a Nasdaq Listing Qualifications Panel.

Cautionary Note on Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “anticipate,” “expect,” “intend,” “may,” “will,” and similar expressions (as well as other words or expressions referencing future events, conditions or circumstances) are intended to identify forward-looking statements. All statements other than statements of historical fact contained in this Current Report on Form 8-K are forward-looking statements, including statements regarding the Company’s expectations regarding its ability to satisfy Nasdaq’s stockholders’ equity listing requirement and to continue listing its common stock on the Nasdaq Capital Market, its commitment to advancing its T cell engager pipeline and its future presentations of preliminary clinical data and the timing thereof. These forward-looking statements are based on Harpoon Therapeutics’ expectations and assumptions as of the date of this Current Report on Form 8-K. These forward-looking statements are subject to risks and uncertainties that could cause results and events to differ significantly from those expressed or implied by the forward-looking statements. Many factors that may cause Harpoon Therapeutics’ actual results to differ from those expressed or implied in the forward-looking statements in this Current Report on Form 8-K are discussed in Harpoon Therapeutics’ filings with the U.S. Securities and Exchange Commission, including under “Risk Factors” in Harpoon Therapeutics’ quarterly report on Form 10-Q for the quarter ended June 30, 2023 and future filings by Harpoon Therapeutics. Except as required by law, Harpoon Therapeutics assumes no obligation to update any forward-looking statements contained herein to reflect any change in expectations, even as new information becomes available.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Harpoon Therapeutics, Inc.

Date: September 13, 2023	By:	/s/ Julie Eastland
Julie Eastland
President and Chief Executive Officer